Exhibit 23



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K for The Western Resources Inc. Employees' 401(k) Savings Plan, into the Company's previously filed Registration Statements File No. 33-23022 and 33-57435.




  Arthur Andersen LLP


Kansas City, Missouri,
  June 10, 1996